EXHIBIT 10.18

NILE THERAPEUTICS, INC.

AMENDMENT OF EMPLOYMENT AGREEMENT

THIS AMENDMENT OF EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of March 10, 2009 (the “Effective Date”), between Peter M. Strumph (“Employee”) and Nile Therapeutics, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Employee and the Company entered into an Employment Agreement, dated as of May 11, 2007, as amended to date (the “Employment Agreement”), which provides for, among other things, certain benefits upon a change of control.

WHEREAS, the Company and Employee have agreed to modify the definition of change of control as set forth in this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereby agree that the Employment Agreement shall be amended effective as of the Effective Date to the extent necessary give effect to this Amendment as follows:

1. Performance Bonus. Section 5(c)(ii) of the Employment Agreement shall be amended and restated in its entirety as follows:

“(ii) Notwithstanding Section 5(c)(i)A and 5(c)(i)B above, no transaction shall be considered a Change of Control under this Agreement, and no bonus shall be paid or options vest, pursuant to this Section 5(c):

A. if the stockholders existing prior to such transaction(s) hold in the aggregate more than fifty percent (50%) of the securities or assets of the surviving or resulting company; or

B. in connection with a private placement of equity securities of the Company in connection with a financing of the Company’s on-going operations.”

2. Continuation of Other Terms. Except as set forth herein, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

3. Complete Agreement. This Amendment and the Employment Agreement together constitute the entire agreement between Employee and the Company with respect to the employment of Employee by the Company and they are the complete, final and exclusive embodiment of their agreement with regard to this subject matter. This Amendment is entered into without reliance on any promise or representation other than those expressly contained herein.

4. Further Assurances. The Employee agrees to promptly take, or cause to be taken and to do, or cause to be done, acts (including signing all documents, agreement or instruments) necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as reasonably requested by the Company or any affiliate thereof.

5. Applicable Law. This Amendment shall be governed by the law of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

NILE THERAPEUTICS, INC.

By:	/s/ Daron Evans
Name: Daron Evans
Title: Chief Financial Officer

EMPLOYEE

/s/ Peter M. Strumph
Peter M. Strumph

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